UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

KLX INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by KLX Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: KLX Inc.
Commission File No. 001-36610

April 30, 2018

Dear KLX ESG Associates,

Today, Boeing and KLX Inc. announced that our two companies have entered into a definitive agreement for Boeing to acquire KLX Aerospace Solutions (ASG).  Before ASG is acquired by Boeing, KLX Inc. will spin-off KLX Energy Services into a new publicly traded company.  The newly formed KLX Energy Services will be initially capitalized with $50 Million cash, no funded debt and an undrawn credit facility to allow KLX Energy Services to grow and realize its potential.  We are hopeful that the spin-off will be completed within four to six months.

Both Tom McCaffrey and I look forward to continuing in executive management roles at KLX Energy Services. I will become Chairman of the Board of Directors and Chief Executive Officer, and Tom will become Senior Vice President and Chief Financial Officer.  We will be joined by Gary Roberts who will continue in his role as Vice President and General Manager.

We have grown from seven separate companies offering one or two services in a specific region to now offering essentially all of our capabilities across the geographic regions we serve. We have built a platform that we can all be proud of, engaging in industry best practices and offering our customers a complete suite of discrete, comprehensive and differentiated services at the highest industry standards.

It has been a source of great pride for all of us to have developed our unique KLX Energy Services brand which has become nationally recognized and associated with quality.  I sincerely thank you for your dedication and your continued contributions to the business.  Our executive management team is excited about the journey forward as we strive for excellence and continue to maintain our premier standing and reputation.

Sincerely,

Amin J. Khoury
Chairman and Chief Executive Officer

Cautionary Statement on Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties.  The  actual experience and results of KLX Inc. (the “Company”) and of the Energy Services Group (“ESG”) may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K, and in the Form 10 to be filed in connection with the proposed spin-off of ESG.  For more information, see the sections entitled “Risk Factors” and “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed transaction between KLX and The Boeing Company (“Boeing”), KLX will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  KLX will also file with the SEC a registration statement with respect to the spin-off of its Energy Services Group.  KLX SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.  Investors and security holders will be able to obtain the documents free of charge when they are available at the SEC’s website, www.sec.gov, or from KLX at its website, www.klx.com, or by contacting KLX Investor Relations at (561) 383-5100.

Participants in Solicitation

KLX and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information concerning KLX’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in KLX’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and its proxy statement filed on May 26, 2017, which are filed with the SEC.  A more complete description will be available in the proxy statement with respect to the merger and the registration statement with respect to the spin-off when they become available.